UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

We are making this filing to amend and replace the sample proxy card included in our Proxy Statement filed on April 16, 2025 solely to rephrase Item 4. The proxy materials delivered to our shareholders will include the attached proxy card. Other than this change to the proxy card, the Proxy Statement remains unchanged.

Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 9:30 AM, Pacific Daylight Time / 12:30 PM, Eastern Daylight Time on Monday June 2, 2025. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. INTERNATIONAL TOWER HILL MINES LTD. Form of Proxy - Annual General Meeting to be held on June 4, 2025 022VLA This Form of Proxy is solicited by and on behalf of Management. Fold Fold CONTROL NUMBER 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com To Vote Using the Telephone To Vote Using the Internet Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 C1234567890 IND 000001 COMMON CPUQC01.E.INT/000001/i1234 123456789012345 Holder Account Number Security Class 1-866-732-VOTE (8683) Toll Free

I/We being holder(s) of securities of International Tower Hill Mines Ltd. (the “Company”) hereby appoint: Karl Hanneman, the Chief Executive Officer (the “Management Nominee”) Appointment of Proxyholder OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of International Tower Hill Mines Ltd. to be held at the offices of McCarthy Tetrault LLP, Suite 2400 – 745 Thurlow Street, Vancouver, British Columbia, on Wednesday June 4, 2025 9:30 AM (Pacific Daylight Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting. Shareholders are strongly encouraged to vote their Common Shares in advance of the Meeting rather than attending in person. Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are detailed in the accompanying Information Circular/Proxy Statement. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting by conference call at +1-866-832-4451 or +1-416-406-3844, access code 8766704. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Notice. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board. 01. Anton Drescher For Withhold 04. Marcelo Kim 02. Karl Hanneman For Withhold 05. Edel Tully 03. Stuart Harshaw For Withhold 06. Thomas Weng 2. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Company for the fiscal year ending December 31, 2025 and authorizing the Directors to fix their remuneration. For Withhold 3. Advisory Vote on Compensation of NEOs To approve the compensation paid to the Company’s NEOs on an advisory non-binding basis. 4. Advisory Vote on Frequency of Shareholder’s Votes on executive compensation. To approve the frequency of shareholder’s votes on executive compensation. For Against 1 Year 2 Years 3 Years Abstain 1. Election of Directors 379007 AR0 022VMC Fold Fold Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. DD / MM / YY Signature(s) Date Signing Capacity C1234567890 XXX 123 MR SAM SAMPLE ITHQ XXXX 999999999999